                                                                    EXHIBIT 4.3

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                  ---------------------------------------------

         THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT ("Intercreditor Agreement") dated as of August 27, 2001 is by and among Congress Financial Corporation, a Delaware corporation ("Lender" as hereinafter further defined) and State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee pursuant to the Note Indenture (as hereinafter defined) acting for and on behalf of the holders of the Senior Secured Notes (as hereinafter defined) issued pursuant thereto (in such capacity, "Note Trustee" as hereinafter further defined) and Congress Financial Corporation, a Delaware corporation, in its capacity as collateral agent (in such capacity "Collateral Agent" as hereinafter further defined) pursuant to this Intercreditor Agreement and the Security Agreements (as hereinafter defined) acting for and on behalf of Lender and Note Trustee. The Note Trustee and the Noteholders (as hereinafter defined) are referred to herein collectively as the "Note Creditors" and individually as a "Note Creditor", and together with Lender, are sometimes individually referred to herein as a "Creditor" and collectively as "Creditors."


                              W I T N E S S E T H:
                              -------------------


         WHEREAS, concurrently herewith, RBX Corporation, a Delaware corporation ("RBX" as hereinafter further defined) has issued its 12% Senior Secured Notes due 2006 (collectively, the "Senior Secured Notes" as hereinafter further defined) pursuant to the Indenture, dated on or about the date hereof, by and among RBX as issuer, RBX Industries, Inc., as subsidiary guarantor and Note Trustee, as trustee (the "Note Indenture" as hereinafter further defined) and the indebtedness evidenced by the Senior Secured Notes is secured by all of the assets and properties of RBX;

         WHEREAS, RBX Industries, Inc., a Delaware corporation, and wholly-owned subsidiary of RBX ("RBX Industries" as hereinafter further defined, and together with RBX, collectively "Debtors") has guaranteed the obligations of RBX evidenced by the Senior Secured Notes as set forth in the Note Indenture, and which guarantee is secured by all of the assets and properties of RBX Industries;

         WHEREAS, Lender has entered or is about to enter into financing arrangements with Debtors, pursuant to which Lender may, upon certain terms and conditions, make loans and provide other financial accommodations to RBX Industries secured by all of the assets and properties of RBX Industries, and the obligations of RBX Industries arising pursuant thereto are guaranteed by RBX, which guarantee is secured by all of the assets and properties of RBX; and

         WHEREAS, Lender and Note Trustee (for itself and on behalf of the Noteholders), as authorized and directed pursuant to the Note Indenture, desire to enter into this Intercreditor Agreement to (aa) appoint Collateral Agent to act on behalf of Creditors hereunder and under the Security Agreements, (aa) provide for the orderly sharing among Creditors, in accordance with certain priorities, of proceeds of the assets and properties of Debtors upon any foreclosure thereon or other disposition thereof, and (aa) agree upon related matters;

         NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.   DEFINITIONS
              -----------

         As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

         1.1 "Agreements" shall mean, collectively, the Lender Agreements and the Noteholder Agreements.

         1.2 "Chapter 11 Debtors" shall mean, collectively, each of the following (together with their respective successors and assigns): (a) Rubatex Corporation, as debtor and debtor-in-possession, a Delaware corporation, (b) Groendyk Manufacturing Company, Inc., as debtor and debtor-in-possession, a Delaware corporation, (c) OleTex, Inc., as debtor and debtor-in-possession, a Delaware corporation, (d) Midwest Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation, (e) Hoover-Hanes Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation (f) RBX Corporation, as debtor and debtor-in-possession, a Delaware corporation, (g) RBX Group, Inc., as debtor and debtor-in-possession, a Delaware corporation, (h) UPR Disposition, Inc., as debtor and debtor-in-possession, a Delaware corporation,
(i) Universal Rubber Company, as debtor and debtor-in-possession, a Delaware corporation, and (j) Waltex Corporation; as debtor and debtor-in-possession, a Delaware Corporation;; each sometimes being referred to herein individually as a "Chapter 11 Debtor".

         1.3 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Debtor in or upon which Collateral Agent at any time has (or purportedly has) a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

         1.4 "Collateral Agent" shall mean Congress Financial Corporation, a Delaware corporation, in its capacity as collateral agent acting for and on behalf of Lender and Note Creditors pursuant to the terms hereof and the Security Agreements, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of Lender and/or Note Creditors in such capacity).

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         1.5  "Creditors" shall mean, collectively, Lender, Note Trustee and the
Noteholders and their respective successors and assigns; sometimes being referred to herein individually as a "Creditor".

         1.6 "Debtors" shall mean, collectively, RBX and RBX Industries; sometimes being referred to herein individually as a "Debtor".

         1.7 "Insolvency Proceeding" shall mean, as to any Debtor, any of the following: (a) any case or proceeding with respect to such Debtor under the U.S. Bankruptcy Code, any other federal, state or provincial bankruptcy, insolvency, reorganization or other law affecting creditors' rights generally or any other or similar proceedings of any other jurisdiction or otherwise seeking any stay, reorganization, arrangement, liquidation, dissolution, composition or readjustment of the obligations and indebtedness of such Debtor or (b) any proceeding seeking the appointment of any receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator or similar official for any Debtor or any material part of its properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of such Debtor or (d) the sale of all or substantially all of the assets or capital stock of such Debtor or (e) any assignment for the benefit of creditors or any marshaling of assets of such Debtor.

         1.8 "Lender" shall mean Congress Financial Corporation, a Delaware corporation, and its successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Lender Debt or is otherwise party to the Lender Agreements).

         1.9 "Lender Agreements" shall mean, collectively, the Amended and Restated Loan Agreement, dated of even date herewith, by and among Lender and Debtors and all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person to, with or in favor of Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Lender Debt).

         1.10 "Lender Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by a Debtor to Lender and/or its affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Lender Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Lender Agreements or after the commencement of any case with respect to any Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Lender; provided, that, the principal amount
                                          --------  ----
of the Lender Debt (but not interest, costs, expenses, indemnities or other charges at any time payable by any Debtor to Lender or charged by Lender to the loan account of any Debtor maintained by Lender) in excess of $45,000,000, if any, shall not benefit from the lien priority, the priority in right of payment as to proceeds of Collateral or any other right or priority with respect to the Noteholder Debt provided for herein.

         1.11 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

         1.12 "Note Creditors" shall mean, collectively, Note Trustee and Noteholders; sometimes being referred to herein individually as a "Note Creditor".

         1.13 "Noteholder Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Note Indenture; (b) the Senior Secured Notes; (c) the agreements listed on Schedule 1 hereto and (d) all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person to, with or in favor of Note Trustee or any Noteholder in connection therewith or related thereto.

         1.14 "Noteholder Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by a Debtor to Note Trustee or any Noteholder, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Noteholder Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Noteholder Agreements or after the commencement of any case with respect to a Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Note Trustee or such Noteholder.

         1.15 "Noteholders" shall mean, collectively, any person that at any time is the owner or holder, directly or indirectly, of record or beneficially, of any of the Senior Secured Notes; sometimes being referred to herein individually as a "Noteholder".

         1.16 "Note Indenture" shall mean the Indenture, dated of even date herewith, by RBX, as issuer, RBX Industries, as subsidiary guarantor and Note Trustee, providing for the issuance of the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.17 "Note Trustee" shall mean State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee pursuant to the Note Indenture and the other Noteholder Agreements, and its successors and assigns, including any replacement or successor trustee or any additional trustee.

         1.18 "Payment in full" or "payment in full" shall mean the indefeasible payment and satisfaction in full in immediately available funds of all of the Lender Debt and the termination of the financing arrangements provided by Lender to Debtors (but not including for this purpose the refinancing or replacement of the Lender Debt). If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Lender Debt, Lender is required to surrender or return such payment or proceeds to any person for any reason, then the Lender Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Intercreditor Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender.

         1.19 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.20 "Plan of Reorganization" shall mean the Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its Subsidiaries dated May 11, 2001, confirmed by order of the U.S. Bankruptcy Court for the Western District of Virginia, Roanoke Division entered on July 17, 2001 and any amendments, supplements or modifications thereto.

         1.21 "RBX" shall mean RBX Corporation, a Delaware corporation, as successor by merger to RBX Group, Inc. and the successor upon the conclusion of the Chapter 11 cases of RBX Corporation and RBX Group, Inc. pursuant to the Plan of Reorganization, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

         1.22 "RBX Industries" shall mean RBX Industries, Inc., a Delaware corporation, as successor by merger to the Chapter 11 Debtors (other than RBX Corporation and RBX Group, Inc.), formerly known as Rubatex Corporation and the successor upon the conclusion of the Chapter 11 cases of the Chapter 11 Debtors (other than RBX Corporation and RBX Group, Inc.) pursuant to the Plan of Reorganization, and its successors and assigns, including, without

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limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

     1.23 "Security Agreements" shall mean, collectively, the agreements listed on Schedule 2 hereto and any other agreement at any time executed and/or delivered by any Debtor to or in favor of Collateral Agent for the benefit of Creditors granting a Lien upon any Collateral of such Debtor to Collateral Agent for the benefit of Creditors, in each case as the same now or may hereafter exist or may be amended, modified, supplemented, extended, renewed, restated or replaced; each sometimes being referred to herein individually as a "Security Agreement".

     1.24 "Senior Secured Notes" shall mean, collectively, the 12% Senior Secured Notes due 2006 issued by RBX pursuant to the Note Indenture in the original aggregate principal amount of $25,000,000, subject to increase upon payment of interest through the issuance of additional Senior Secured Notes in accordance with the terms thereof, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.25 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

     2. APPOINTMENT OF COLLATERAL AGENT
        -------------------------------

     2.1 Appointment, Powers and Immunities.
         ----------------------------------

           (a) Each Lender and Note Trustee (for itself and on behalf of the Noteholders) hereby irrevocably designates, appoints and authorizes Congress Financial Corporation, a Delaware corporation (and any successor Collateral Agent appointed pursuant to Section 2.6 hereof) to act as Collateral Agent hereunder and under the Security Agreements with such powers as are specifically delegated to Collateral Agent by the terms of this Intercreditor Agreement and the Security Agreements, together with such other powers as are reasonably incidental thereto.

           (b) The Collateral Agent hereby accepts its appointment as the Collateral Agent hereunder upon the terms and conditions of this Intercreditor Agreement and the Security Agreements, and hereby agrees to act as representative and bailee with respect to the Collateral for the benefit of Creditors upon the terms and conditions of this Intercreditor Agreement and the Security Agreements.

           (c) Collateral Agent (i) shall have no duties or responsibilities except those expressly set forth in this Intercreditor Agreement and the Security Agreements, and shall not by reason of this Intercreditor Agreement, any Security Agreement or otherwise be a trustee or fiduciary for any Creditor;
(ii) shall not be responsible to Creditors for any recitals, statements, representations or warranties contained in this Intercreditor Agreement (except for the representations by Collateral Agent set forth in Section 4.2(c) hereof) or in any of the Security Agreements, or in any certificate or other document referred to or provided for in, or received by any of them in connection with this Intercreditor Agreement or any Security Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Intercreditor Agreement or any Security Agreement or any other document referred to or provided for herein or therein or for any failure by any Debtor or any other Person (other than the Collateral Agent) to perform any of its obligations hereunder or thereunder; and (iii) except as expressly provided herein, shall not be responsible to Creditors for any action taken or omitted to be taken by it hereunder or under any Security Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

           2.2 Reliance by Collateral Agent. Collateral Agent shall be entitled
               ----------------------------
to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, without inquiry or investigation and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent in good faith. As to any matters not expressly provided for by this Intercreditor Agreement or any other Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Lender in respect of the Collateral until Lender has received payment in full of the Lender Debt and thereafter in accordance with instructions given by Note Trustee. Any action taken or failure to act pursuant to the instructions of Lender (or Note Trustee, as applicable) shall be binding on all Creditors. Collateral Agent shall have no obligation to take or not to take any action pursuant to any instructions of any Note Creditor or any group of Note Creditors (regardless of the percentage of the other outstanding Noteholder Debt held by such Noteholders), except for instructions in writing received by Collateral Agent from Note Trustee. No Noteholder shall give any such instructions to Collateral Agent, or if any Noteholder shall give any such instructions, such instructions shall be of no force and effect.

           2.3 Non-Reliance on Collateral Agent and Other Lenders. Collateral
               --------------------------------------------------
Agent has no responsibility to make and has made no representation and has not furnished documents or information to support any credit analysis by any Creditor and no Creditor may claim reliance on Collateral Agent. Each Creditor agrees that it has, independently and without reliance on Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Debtor and has made its own decision to enter into its Agreements and that it will, independently and without reliance upon Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under its Agreements. Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Debtor of any term or provision of this Intercreditor

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Agreement or any Security Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of any Debtor. Collateral Agent shall not have any duty or responsibility to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of any Debtor that may come into the possession of Collateral Agent.

           2.4 Failure to Act. Collateral Agent shall in all cases be fully
               --------------
justified in failing or refusing to act hereunder and under any Security Agreement unless it shall receive further assurances to its satisfaction from Creditors (or at Collateral Agent's option, from Note Trustee on behalf of all Note Creditors) that Collateral Agent shall have no liability to any Creditor as a result of any such action.

           2.5 Concerning the Collateral and Security Agreements.
               -------------------------------------------------

                  (a) Each Lender and Note Trustee (for itself and on behalf of the Noteholders) authorizes and directs Collateral Agent to enter into the Security Agreements. Any action taken by Collateral Agent in accordance with the terms of this Intercreditor Agreement or the Security Agreements relating to the Collateral, and the exercise by Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Creditors.

                  (b) Collateral Agent shall have no obligation whatsoever to any Creditor or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Debtor or is cared for, protected or insured or has been encumbered, or that the Liens granted to Collateral Agent under the Security Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner, or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent in this Intercreditor Agreement or in any of the Security Agreements, it being understood and agreed that in respect of the Collateral, or any act. omission or event related thereto, Collateral Agent may act in any manner it may deem appropriate, in its discretion, exercised in good faith, and that Collateral Agent shall have no duty or liability whatsoever to any Creditor, except for any liability to a Creditor as a result of any action by Collateral Agent that is determined to constitute gross negligence or willful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction.

           2.6 Resignation.
               -----------

                  (a) Collateral Agent may resign at any time by giving notice thereof to Lender and Note Trustee. After the payment in full of the Lender Debt, Note Trustee shall have the right to require Collateral Agent to resign by giving notice thereof to Lender and Collateral Agent. In the event of any such resignation, Collateral Agent shall have the right to appoint a successor agent reasonably acceptable to Lender (after consultation with the Lender) or at any time on or after the payment in full of the Lender Debt, acceptable to the Note Trustee. Lender (or Note

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Trustee, as applicable) shall be deemed to have found a successor reasonably acceptable to it unless Lender (or Note Trustee, as applicable) indicates to the contrary within five (5) business days after notice thereof from Collateral Agent to Lender (or Note Trustee, as applicable). If after payment in full of the Lender Debt, Collateral Agent has resigned, any payment of, or proceeds applied to the payment of, the Lender Debt are required to be surrendered or returned, so that any Lender Debt is reinstated (as set forth in the definition of payment in full), Congress as the former Collateral Agent may, at its option, automatically upon notice to Note Trustee, be reappointed as Collateral Agent and the then Collateral Agent shall be deemed to have resigned.

              (b) Upon the acceptance of any appointment as agent hereunder by a successor agent and the delivery of any Collateral that is the in the possession of the retiring Collateral Agent, (i) the successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, (ii) the retiring Collateral Agent shall have no further duties and obligations hereunder and (iii) the retiring Collateral Agent shall, at the expense of Debtors, upon the written request of the successor Collateral Agent and without representation, warranty or recourse, execute and deliver such documents, instruments and agreements as are reasonably necessary to effect an assignment of the rights and obligations of the retiring Collateral Agent to the successor Collateral Agent. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

       3. SECURITY INTERESTS; PRIORITIES; REMEDIES
          ----------------------------------------

       3.1 Acknowledgment of Liens; Priorities.
           -----------------------------------

              (a) Each Creditor and Collateral Agent hereby acknowledges that Collateral Agent has been granted a Lien upon the Collateral for the benefit of the Creditors. Notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Collateral Agent for the benefit of Lender have and shall have priority over the Liens upon the Collateral of Collateral Agent for the benefit of Note Creditors and such Liens of Collateral Agent for the benefit of Note Creditors on the Collateral are and shall be, in all respects, subject and subordinate to the Liens of Collateral Agent for the benefit of Lender therein to the full extent of the Lender Debt (subject to the limitation on the amount thereof provided for in the definition of such term).

              (b) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

                  (i) first, to the payment in full in immediately available funds of the expenses of the collection and enforcement of the Lender Debt and such sale, disposition or other realization of the Collateral, including all expenses, liabilities and advances incurred or made by

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Collateral Agent or Lender in connection therewith, or any amounts paid to or on behalf of Collateral Agent by Lender in connection therewith;

                   (ii) second, to the payment in full of all of the Lender Debt (subject to the limitation on the amount thereof provided for in the definition of such term) in whatever manner and order Lender chooses in accordance with the provisions of the Lender Agreements and applicable law (and including amounts to hold as cash collateral for any such Lender Debt which is contingent in such amounts and on such terms as Lender may require pursuant thereto);

                   (iii) third, to the Note Trustee for payment and satisfaction in full in immediately available funds of all of the Noteholder Debt in whatever manner and order Note Trustee chooses in accordance with the provisions of the Noteholder Agreements and applicable law;

                   (iv) fourth, to the payment of any other Lender Debt not paid pursuant to clause (ii) above, if any, in whatever manner and order Lender chooses in accordance with the provisions of the Lender Agreements and applicable law; and

                   (v) fifth, to the Debtors or such other person as may be lawfully entitled thereto.

              (c) Notwithstanding any instruction, notice or claim to the contrary at any time received by Collateral Agent from any Note Creditor or otherwise, Collateral Agent shall have no obligation, liability or responsibility with respect to the distribution, delivery or remittance of any proceeds of the Collateral to any Noteholder. Any proceeds of Collateral received by Collateral Agent which are to be applied to the Noteholder Debt in accordance with the terms hereof are only required to be remitted by Collateral Agent to Note Trustee.

      3.2  Priorities Unaffected by Actions or Inactions. The lien priorities
           ---------------------------------------------
provided in Section 3.1 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Lender Debt or the Noteholder Debt, nor by any action or inaction which Collateral Agent or any Creditor may take or fail to take in respect of the Collateral. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Creditors and shall not impose on Collateral Agent any obligations in respect of the disposition of proceeds of foreclosure or otherwise in respect of any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

      3.3  No Contest of Lien. Lender and Note Trustee for itself and on behalf
           ------------------
of each Noteholder agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Collateral Agent or any rights of Collateral Agent with respect to the Collateral, or the respective priorities assigned to the Liens securing the Noteholder Debt and the Lender Debt herein, or the validity or reasonableness of any act or omission by Collateral Agent

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

in respect of the Collateral, including, without limitation, the timing, method, or manner of selling or otherwise disposing of or realizing upon any of the Collateral, the terms (including the price and percentage of consideration received in cash) of any such sale or other disposition or realization, or any failure to sell, dispose of or realize upon any of the Collateral. As between Lender and Note Creditors, the terms of this Intercreditor Agreement shall govern even if part or all of the Lender Debt or the Noteholder Debt or the Liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

         3.4  Right to Enforce Agreement.
              --------------------------

                  (a) Collateral Agent shall have the exclusive right to manage, perform and enforce the terms of the Security Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder in respect of the Collateral according to its discretion exercised in good faith and the exercise of its exclusive business judgment (notwithstanding any default or event of default under any of the Lender Agreements, Noteholder Agreements or the Security Agreements), including, without limitation, the exclusive right to administer, take or retake control or possession of any Collateral, to hold, prepare for sale, process, sell, lease, dispose of, or liquidate any Collateral, to foreclose or forbear from foreclosure in respect of any Collateral, seeking or not seeking relief from any stay against foreclosure or other remedies in any Insolvency Proceeding in respect of any Collateral and the acceptance of any Collateral in full or partial satisfaction of any indebtedness. Notwithstanding anything to the contrary contained in any of the Agreements, only Collateral Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. No consent or approval by any Note Creditor to any sale, transfer or other disposition of any Collateral by Collateral Agent or by any Debtor with the approval of Collateral Agent shall be required, and Collateral Agent may, without the consent of Note Creditors, release its Lien on any Collateral so sold, transferred or disposed of, and notwithstanding anything to the contrary contained in any of the Agreements, Note Creditors shall be deemed to have consented thereto (and Note Trustee shall be deemed required to release its Lien for purposes of Section 10.05(c) of the
Note Indenture, which provision may not be amended or supplemented without the prior consent of Collateral Agent), except that, in connection with any sale of
                                    ------ ----
Collateral by any Debtor with the approval of Collateral Agent, and the release of the Lien of Collateral Agent, to the extent that the amount of the proceeds that must be received from such sale by Debtors as a condition of the consent of Lender to such sale are not set out in the Lender Agreements (as in effect on the date hereof), and to the extent that Section 314 of the Trust Indenture Act of 1939 may be applicable to such sale or release, the consent of Note Creditors is subject only to (i) the receipt by Note Trustee of such certificates and opinions as may be required under Section 314(d) of the Trust Indenture Act of 1939, if any, and (ii) the receipt by Note Trustee of a request from a Debtor for such consent, together with the written approval thereof by Collateral Agent, and a certificate from officers of a Debtor and an opinion of counsel to a Debtor that the conditions precedent to such release provided for in the Note Indenture as in effect on the date hereof have been satisfied and therefore such release is in accordance with the terms of the Note Indenture. Any costs and expenses or other amounts paid or to be paid by Collateral Agent may be paid by Lender and shall constitute part of the Lender Debt secured by the Collateral. Nothing contained in this Section 3.4(a) shall be construed to relieve Collateral Agent from any liability to Creditors for any losses suffered by Creditors as a result of an action by Collateral Agent in conducting a sale, transfer or other disposition of any Collateral by Collateral Agent which is determined to constitute gross negligence or wilful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction. Until Lender has received payment in full of the Lender Debt, no Note Creditor shall have any right to direct Lender or Collateral Agent to exercise any right, remedy or power with respect to the Collateral and Note Trustee on behalf of each Note Creditor consents to the exercise by Lender or Collateral Agent of any such right, remedy or power as provided herein. No Note Creditor shall institute any suit or assert in any suit, Insolvency Proceeding or other proceeding any claim against Note Trustee, Lender or Collateral Agent seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and Note Trustee, Lender and Collateral Agent shall not be liable for, any action taken or omitted to be taken by Note Trustee, Lender or Collateral Agent with respect to the Collateral.

                (b) Except as expressly permitted by Section 3.4(c) hereof, notwithstanding any rights or remedies available to a Creditor under any of the Agreements, applicable law or otherwise, without the consent of the Collateral Agent, no Creditor shall directly or indirectly assert or exercise any right or remedy as against any of the Collateral, including, without limitation, seeking to foreclose or realize upon (judicially or non-judicially) any Collateral or asserting any claims or interests therein (including, without limitation, by setoff or notification of account debtors).

                (c) Promptly upon the request of Collateral Agent, Lender or Note Trustee will, at the expense of Debtors, join in enforcement, collection, execution, levy or foreclosure proceedings with respect to the Collateral and otherwise cooperate fully in the maintenance of such proceedings by Collateral Agent, including, without limitation, by executing and delivering all such directions, consents, pleadings, releases and other documents and instruments as Collateral Agent may reasonably request in connection therewith, it being understood that the conduct of such proceedings shall at all times be under the exclusive control of Collateral Agent.

                (d) Uniform Commercial Code financing statements (and including any amendments, assignments, correction statements or termination statements with respect thereto), mortgages, deeds of trust, deeds to secure debt and other instruments to perfect the Liens of Collateral Agent in certain of the Collateral shall be filed by Collateral Agent naming Collateral Agent as the secured party. No Creditor shall file any Uniform Commercial Code financing statements (and including any amendments, assignments, correction statements or termination statements with respect thereto), mortgages, deeds of trust, deeds to secure debt and other instruments with respect to the Collateral, unless Collateral Agent shall fail to do so within ten (10) business days of receiving notice that any of the foregoing have not been properly filed or have lapsed, except if Collateral Agent is not permitted to file such financing statements, mortgages, deeds of trust, deeds to secure debt or other instruments as a result of any applicable statute or regulation or order of any court or other governmental authority, and then in such case, only with the prior written consent of Collateral Agent. No Creditor shall exercise or assert any right to exercise any voting rights in respect of any act or omission by Collateral Agent with respect to the Collateral (or the disposition of the proceeds thereof), or to direct or assert any right to direct Collateral Agent. Collateral Agent may amend, modify, supplement or waive any provision of any Security Agreement only with the approval of Lender until the payment in full of the Lender Debt and thereafter only with the approval of Note Trustee, except that, Collateral Agent may not waive any default or event of default arising under the Note Indenture or the Lender Agreements.

         3.5  Rights of Collateral Agent in Insolvency Proceedings.  In the
              ----------------------------------------------------
event of any Insolvency Proceeding with respect to any Debtor,

                  (a) in addition to any other rights granted hereunder, Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of any Creditor or otherwise), but shall have no obligation, to take such action on behalf of the Creditors as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the parties hereunder or under any Security Agreement; and

                  (b) Lender and Note Trustee (for itself and on behalf of the Noteholders) shall duly and promptly take such action as Collateral Agent may reasonably request to permit Collateral Agent (i) to collect any Collateral (or any distribution in respect thereof) for the account of any Creditor and file appropriate claims or proofs of claim in respect of any Collateral and (ii) to execute and deliver such powers of attorney, assignments or other instruments as Collateral Agent may reasonably require to enforce any and all claims with respect to any Collateral on behalf of Creditors and to collect and receive on behalf of the Creditors any and all payments or distributions that may be payable or deliverable upon or with respect to the Collateral and distribute same in accordance with the terms hereof.

         3.6  Specific Performance. Collateral Agent is hereby authorized to
              --------------------
demand specific performance of this Intercreditor Agreement at any time when any Creditor shall have failed to comply with any of the provisions of this Intercreditor Agreement applicable to it. Each Creditor hereby irrevocably waives any defense which might be asserted as a bar to such remedy of specific performance.

         3.7  Sale and Release of Collateral. Notwithstanding anything to the
              ------------------------------
contrary contained in any of the Agreements, until payment in full of the Lender Debt, only Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral, subject in certain circumstances to the receipt by Note Trustee of certain certificates and opinions as set forth in Section 3.4(a) hereof.

         3.8  Permitted Payments.
              ------------------

                  (a) Debtors shall not, without the prior written consent of Collateral Agent in each instance, directly or indirectly, make, and Note Trustee shall not accept, any payments in respect of the Noteholder Debt, except
                                                                          ------
for (i) regularly scheduled payments of interest in the form of additional indebtedness with substantially the same terms as the Senior Secured Notes (as in effect on the date hereof) in accordance with the terms of the Noteholder Agreements as in effect on the date hereof until after the date that is the third anniversary of the date of this Intercreditor Agreement and thereafter in cash as provided in the Senior Secured Notes as in effect on the date hereof,
(ii) the principal on or after the date which is the fifth anniversary of the date hereof and (iii) regularly scheduled payments of interest when due in accordance with the terms of the Senior Secured Notes (as in effect on the date hereof) in cash or other immediately available funds after the first anniversary of the date hereof, provided, that, as to any such payment under this clause
                    --------  ----
(a)(iii), Collateral Agent shall have notified Note Trustee in writing that each of the following conditions is satisfied:

                         (A) no event of default, or act, condition or event
which with notice or passage of time would constitute an event of default, under the Lender Agreements shall exist or have occurred (provided, that, any such
                                                    --------  ----
notice by Lender to Note Trustee shall not be deemed a waiver of any such default or event of default which may exist or a waiver or release of any rights or remedies of Lender or Collateral Agent pursuant to any such default or event of default or otherwise);

                         (B) as of the date of any such payment, the Excess
Availability (as such term is defined in the Lender Agreements) shall have been not less than $5,000,000 for each of the immediately preceding thirty (30) consecutive days; and

                         (C) as of the date of any such payment and after giving
effect thereto, the Excess Availability shall be not less than $5,000,000.

                  (b) Unless Note Trustee shall have received written notice from Lender to the contrary, should Note Trustee receive any payment in respect of the Noteholder Debt in contravention of Section 3.8(a) hereof, Note Trustee shall receive and hold the same in trust, as trustee, for the benefit of Lender, segregated from other funds and property of Note Trustee and shall forthwith deliver the same to Lender (together with any endorsement or assignment of Note Trustee where necessary or desirable), for application to any of the Lender Debt. In the event of the failure of Note Trustee to make any such endorsement or assignment to Lender, Lender or any of its officers or employees, are hereby irrevocably authorized on behalf of such Note Trustee to make the same.

                  (c) Nothing contained in this Section 3.8 shall be construed to limit the right of Debtors to make, and Note Trustee to accept, payments required to be made by Debtors under the Note Indenture (as in effect on the date hereof) to Note Trustee solely for the account of Note Trustee and for its own benefit which payments are to be retained by Note Trustee (and are not made to Note Trustee for distribution to any Noteholder).

         3.9  Delivery of Collateral. In the event that any Note Creditor shall
              ----------------------
obtain possession, custody or control of any of the Collateral (which shall not be deemed to include proceeds of loans to a Debtor deposited with the Note Trustee to pay principal and interest in respect of the Senior Secured Notes to the extent such payment is permitted hereunder or proceeds of Collateral distributed in accordance with Section 3.1(b) hereof), prior to the payment in full of the Lender Debt, such Note Creditor shall receive and hold the same in trust, as trustee, for the benefit of Collateral Agent, and shall immediately transfer and deliver such Collateral to Collateral Agent (together with any endorsement or assignment of such Note Creditor where necessary or desirable). In the event of the failure of any Note Creditor to make any such endorsement or assignment to Collateral Agent, Collateral Agent, or any of its officers or employees, are hereby irrevocably authorized on behalf of such Note Creditor to make the same. In the event that at any time all or part of any payment with respect to the Lender Debt previously made is rescinded or required to be returned for any reason, each Note Creditor shall promptly deliver to Collateral Agent any Collateral then held by it and the provisions of this Intercreditor Agreement shall be reinstated as if such payment had not been made.

         3.10 Bailee for Perfection. Collateral Agent and each Creditor hereby
              ---------------------
appoints each other Creditor as agent for the purpose of perfecting the Liens upon the Collateral which, in accordance with the Uniform Commercial Code as from time to time in effect, can be perfected only by possession or where such possession or control results in the Liens of Collateral Agent having priority over any other Liens and each hereby agrees to serve, as agent and bailee for the other Creditors for such purpose and any Creditor that at any time has any Collateral in its possession acknowledges that it holds and will hold possession of such Collateral for the benefit of Lender and Note Trustee, subject to the obligation to deliver such Collateral to Collateral Agent as provided herein.

         3.11 Notices of Default and Acceleration. Each Creditor shall give to
              -----------------------------------
the other Creditor (or in the case of Lender, shall give only to Note Trustee for itself and the Noteholders) concurrently with the giving thereof to any Debtor, a copy of any written notice by such Creditor of either (a) a default or an event of default under its Agreements with such Debtor or (b) written notice of demand for payment from such Debtor; provided, that, the failure of any party to give any such notice to the other shall not affect the relative priorities of Creditors' respective Liens as provided herein or the validity or effectiveness of any such notice as against any Debtor. Each Debtor hereby authorizes and consents to each Creditor sending any such notices to the other Creditors or providing any other information with respect to any Debtor to the other Creditors.

         3.12 Opportunity to Cure. Lender shall have the right, but not any
              -------------------
obligation, to cure for the account of Debtors any default by any Debtor under the Noteholder Agreements at any time within fifteen (15) days after the date of the receipt by Lender of written notice from Note Trustee of an event of default under the Noteholder Agreements as a result of the failure of any Debtor to make any payment when due thereunder or at any time within (30) days after the date of written notice from Note Trustee of an event of default under the Noteholder Agreements for any other reason or the applicable cure period provided for in the Noteholder Agreements if longer (and if a payment default on an unaccelerated basis). In no event shall Lender by virtue of the payment of amounts, or performance of any obligation required to be paid or performed by any Debtor, be deemed to have assumed any obligation of any Debtor to any Note Creditor or any other person.

         40   COVENANTS, REPRESENTATIONS AND WARRANTIES
              -----------------------------------------

         4.1  Additional Covenants.  Note Trustee and each Debtor (in each case
              --------------------
severally only for itself and not jointly) agree in favor of Creditors that:

                  (a) Note Trustee and Debtors shall, at any time or times upon the request of Lender, promptly furnish to Collateral Agent a statement of the outstanding Noteholder Debt based on the register with respect thereto maintained by Debtors and Note Trustee;

                  (b) Note Trustee, for itself and on behalf of the Noteholders, shall execute and deliver to Collateral Agent such additional agreements, documents and instruments and take such further actions as may be reasonably necessary or desirable in the opinion of Collateral Agent to effectuate the provisions and purposes of this Intercreditor Agreement.

         4.2  Additional Representations and Warranties.
              -----------------------------------------

                  (a) Note Trustee represents and warrants to Lender and Collateral Agent that:

                         (i) to the best of the knowledge of the Note Trustee,
as of the date hereof, no default or event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under any of the Noteholder Agreements exists or has occurred;

                         (ii) the execution, delivery and performance of this
Intercreditor Agreement by the Note Trustee is within its powers in its capacity as trustee for each Noteholder and has been authorized by each Noteholder as provided in, and in accordance with the requirements of, the Note Indenture, and does not contravene any law, any provision of any of the Noteholder Agreements or any other agreement to which Note Trustee is a party or by which it is bound;

                         (iii) the Note Trustee has been duly appointed and
constituted as trustee to act for and on behalf of each Noteholder and has been irrevocably authorized to execute and deliver this Intercreditor Agreement for itself and on behalf of each Noteholder and to perform all of its obligations hereunder, and to take such actions on behalf of each Noteholder as may be required of it under the terms hereof, without any further consent or approval of any Noteholder and is in such position as of the date hereof;

                         (iv) the Note Trustee has not been granted and does not
have any Liens upon the assets and properties of any Debtor, except to the extent that the Liens of Collateral Agent under the Security Agreements are for the benefit of Note Trustee;

                         (v)   this Intercreditor Agreement constitutes the
legal, valid and binding agreement of Note Trustee and is enforceable in accordance with its terms and shall be binding on Note Trustee; and

                         (vi)  the Note Indenture provides that this
Intercreditor Agreement is the valid and binding agreement of each Noteholder acting by and through the Note Trustee and enforceable in accordance with its terms with respect to such Noteholder.

                (b) Lender represents and warrants to Note Creditors that:

                         (i)   as of the date hereof, no default or event of
default, or act, condition or event which with notice or passage of time or both would constitute an event of default under any of the Lender Agreements exists or has occurred;

                         (ii)  the execution, delivery and performance of this
Intercreditor Agreement by Lender is within its powers and has been duly authorized by it and does not contravene any law, any provision of any of the Lender Agreements or any other agreement to which Lender is a party or by which it is bound; and

                         (iii) this Intercreditor Agreement constitutes the
legal, valid and binding agreement of Lender and is enforceable in accordance with its terms and shall be binding on Lender.

                (c) Collateral Agent represents and warrants to Creditors that:

                         (i)   the execution, delivery and performance of this
Intercreditor Agreement by Collateral Agent is within its powers and has been duly authorized by it and does not contravene any law, any provision of any agreement to which Collateral Agent is a party or by which it is bound; and

                         (ii)  this Intercreditor Agreement constitutes the
legal, valid and binding agreement of Collateral Agent and is enforceable in accordance with its terms and shall be binding on Collateral Agent.

         4.3  Waivers.
              -------

                (a) Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, any Debtor by Lender, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Lender or any Note Creditor or Debtor are or may be entitled are hereby waived (except as expressly provided for herein or as to Lender or Debtor, in the Lender Agreements or under applicable law). The foregoing shall not be construed to waive the rights of any Noteholder to any notice from Note Trustee required under the Note Indenture.

                  (b) Each Creditor hereby waives, to the fullest extent permitted by law, (i) any right (A) under Section 9-608(a)(1) of the Uniform Commercial Code to application of the proceeds of disposition of any Collateral other than as contemplated by this Intercreditor Agreement, (B) to redeem any of the Collateral following Collateral Agent's foreclosure thereon and (C) to promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations under the Agreements and (ii) any requirement that Collateral Agent protect, secure, perfect or insure any security interest or lien under any Security Agreement or otherwise or the Collateral or any other property subject thereto or exhaust any right or take any action against any Debtor or any other person or any Collateral, except as expressly provided in this Intercreditor Agreement.

                  (c) Until Lender has received payment in full of the Lender Debt, Note Creditor also waives notice of, and hereby consents to, (i) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Lender Debt or to the Lender Agreements or any Collateral, provided that the Lender Agreements are not amended to increase the maximum commitment thereunder to more than $45,000,000, (ii) the good faith taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Collateral Agent or Lender for the Lender Debt or any other person at any time liable for or in respect of the Lender Debt as provided herein, (iii) the exercise of, or refraining from the exercise of any rights against any Debtor or any other obligor or any Collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Lender Debt, and/or (d) Lender's election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of any Note Creditor hereunder. No Note Creditor shall, directly or indirectly, by judicial proceedings or otherwise, challenge the enforceability of any provision of this Intercreditor Agreement. All of the Lender Debt shall be deemed to have been made or incurred in reliance upon this Intercreditor Agreement.

         4.4 Subrogation; Marshalling. Note Creditors shall not be subrogated
             ------------------------
to, or be entitled to any assignment of any Lender Debt or Noteholder Debt or of any Collateral or guarantees or evidence of any thereof until the payment in full of the Lender Debt. Each Note Creditor hereby waives any and all rights to have any Collateral or any part thereof granted to Creditor marshalled upon any foreclosure or other disposition of such collateral by Creditor or a Debtor.

         4.5 No Offset. In the event any Note Creditor at any time incurs any
             ---------
obligation to pay money to a Debtor, such Note Creditor hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by such Note Creditor to such Debtor in connection with any such transaction any amounts such Note Creditor claims are due to it with respect to the Noteholder Debt.

         50  MISCELLANEOUS
             -------------

         5.1  Amendments. Any waiver, permit, consent or approval by any
              ----------
Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby (except as to Note Creditors, under the terms of the Note Indenture each Noteholder has agreed to be bound thereby notwithstanding that such amendment may be signed only by the Note Trustee, and Lender is hereby authorized to rely on such execution by Note Trustee without inquiry as to its right or authority to so bind any Noteholder).

         5.2  Successors and Assigns.
              ----------------------

                  (a) This Intercreditor Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each Creditor and its respective successors, participants and assigns. Notwithstanding that each Noteholder may not execute and deliver this Intercreditor Agreement, under the terms of the Indenture by acceptance of any Senior Secured Note, a Noteholder has agreed to be bound hereby as if such Noteholder had executed and delivered this Intercreditor Agreement and the terms set forth herein are incorporated into and shall be deemed a part of each of the Senior Secured Notes. Lender is relying upon the binding nature of this Intercreditor Agreement upon each Note Creditor.

                  (b) Lender reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Lender Debt and the Collateral securing same; provided, that, Note Trustee shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Lender Debt and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through Lender. In connection with any participation or other transfer or assignment, Lender (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Lender now or hereafter may have relating to the Lender Debt or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

                  (c) In connection with any successor financing or replacement in respect of the Lender Debt, Note Trustee agrees (and has been irrevocably authorized and directed by each Noteholder pursuant to the terms of the Note Indenture) to execute and deliver an agreement containing terms substantially identical to those contained herein (including the limitation on the amount of Lender Debt entitled to priority as provided for in the definition of the term Lender Debt contained herein) in favor of any such successor or replacement lenders.

         5.3  Insolvency.
              ----------


                  (a) This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against a Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to a Debtor shall be deemed to apply to a trustee for such Debtor and such Debtor as debtor-in-possession. The relative rights of Lender and Note Creditors to repayment of the Lender Debt and the Noteholder Debt, respectively, and in or to any distributions from or in respect of any Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, such Debtor as debtor-in-possession.

                  (b) Each Creditor shall be entitled to vote its claim in any Insolvency Proceeding so long as no Creditor (i) challenges any Liens of Collateral Agent or (ii) challenges or disputes the validity of this Intercreditor Agreement.

         5.4 Bankruptcy Financing. If a Debtor shall become subject to a
             --------------------
proceeding under the U.S. Bankruptcy Code and if Lender desires to permit the use of cash collateral or to provide financing to such Debtor under either
Section 363 or Section 364 of the U.S. Bankruptcy Code, each Note Creditor agrees as follows: (a) adequate notice to Note Creditors shall have been provided for such financing or use of cash collateral if Note Trustee receives notice five (5) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Note Creditors to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for the junior Liens of Note Trustee on the Collateral or any other grounds, provided (i) Collateral Agent retains a Lien on the post-petition Collateral for the benefit of Note Trustee with the same priority as existed prior to the commencement of the proceeding under the U.S. Bankruptcy Code to the extent Collateral Agent may be entitled to such a Lien on behalf of Note Trustee and Note Trustee is permitted to receive such payments of interest during such proceeding as adequate protection as it may have been entitled to hereunder and under the U.S. Bankruptcy Code, if any and
(ii) the principal amount of the maximum commitments to provide such post-petition financing, when aggregated with the principal amount of the loans outstanding under the Lender Agreements immediately prior to the commencement of such proceeding, would not exceed $45,000,000 and the percentage of the margin of the interest rate with respect to the Lender Debt after the commencement of such proceedings shall not be more than one (1%) percentage point per annum greater than the percentage of the margin as in effect immediately prior to the commencement of such proceeding. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.5 hereof, to Note Trustee.

         5.5 Notices. All notices, requests and demands to or upon the
             -------
respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

         To Lender and
         Collateral Agent:   Congress Financial Corporation
                             1133 Avenue of the Americas
                             New York, New York 10036
                             Attention: Mr. Laurence S. Forte
                             Telecopy No.: 212-545-4283

         To Note Trustee:    State Street Bank and Trust Company Corporate Trust
                             Goodwin Square
                             225 Asylum Street, 23/rd/ Floor
                             Hartford, Connecticut 06109
                             Attention: Mr. Michael Hopkins
                             Telecopy No.: 860-244-1889

         with a copy to:     Richard Hiersteiner, Esq.
                             Palmer & Dodge LLP
                             One Beacon Street
                             Boston, Massachusetts 02108
                             Telecopy No.: 617-227-4420

Collateral Agent, Lender or Note Trustee may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this
Section 5.5, but such change shall not be effective until notice of such change has been received by Collateral Agent, Note Trustee or Lender, as the case may be.

         5.6  Counterparts. This Intercreditor Agreement may be executed in any
              ------------
number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page to this Intercreditor Agreement shall be as effective as delivery of a manually executed counterpart hereof.

         5.7  Governing Law. The validity, construction and effect of this
              -------------
Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         5.8  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES
              ---------------------------------------------
HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS INTERCREDITOR AGREEMENT.

         5.9  Complete Agreement.  This written Intercreditor Agreement is
              ------------------
intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

         5.10 No Third Parties Benefitted. Except as expressly provided in
              ---------------------------
Section 5.2, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

         5.11 Disclosures; Non-Reliance. Each Creditor has the means to, and
              -------------------------
shall in the future remain, fully informed as to the financial condition and other affairs of each Debtor and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Noteholder Debt or Lender Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) a Debtor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

         5.12 Term. This Intercreditor Agreement is a continuing agreement and
              ----
shall remain in full force and effect until payment in full of all Lender Debt.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

                         CONGRESS FINANCIAL CORPORATION

                         By: /s/ Peter R. Seckel
                             ---------------------------------

                         Title: SVP
                                ------------------------------

                         STATE STREET BANK AND TRUST COMPANY, as
                         Note Trustee

                         By: /s/ signature illegible
                             ---------------------------------

                         Title: Vice President
                                ------------------------------


         Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

         Each of the undersigned agrees that any Creditor holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

         Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement, (ii) in the event of a breach by the undersigned or any Note Creditor of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an "Event of Default" as defined in and under the Lender Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

                         RBX CORPORATION

                         By: /s/ Eugene I. Davis
                             --------------------------------

                         Title: CRO and President
                                -----------------------------

                         RBX INDUSTRIES, INC.

                         By:  /s/ Eugene I. Davis
                              -------------------------------

                         Title: CRO and President
                                -----------------------------

                                    EXHIBIT A
                                       TO
                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                  ---------------------------------------------

                                      None

                                    EXHIBIT B
                                       TO
                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                  ---------------------------------------------

                               Security Agreements
                               -------------------

1. General Security Agreement, dated of even date herewith, by RBX Industries, Inc. ("RBX Industries") in favor of Congress Financial Corporation, as collateral agent ("Collateral Agent").

2. Amended and Restated General Security Agreement, dated of even date herewith, by RBX Corporation ("RBX") in favor of Congress Financial Corporation, as collateral agent ("Collateral Agent").

3. Amended and Restated Trademark Collateral Assignment and Security Agreement, dated of even date herewith, 2001, by and between RBX Industries and Collateral Agent.

4. Amended and Restated Patent Collateral Assignment and Security Agreement, dated of even date herewith, by and between RBX Industries and Collateral Agent.

5. Amended and Restated Trademark Collateral Assignment and Security Agreement, dated of even date herewith, by and between RBX and Collateral Agent.

6. Amended and Restated Pledge and Security Agreement, dated of even date herewith, by RBX in favor of Collateral Agent with respect to the pledge of the shares of RBX Industries, Inc.

7. Amended and Restated Pledge and Security Agreement, dated of even date herewith, by RBX Industries in favor of Collateral Agent with respect to the pledge of the membership interests of NeoCork Technologies, LLC.

8. Mortgage with Security Agreement and Assignment of Leases, dated of even date herewith, between RBX Industries and Collateral Agent with respect to real property located in Colt, Arkansas.

9. Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated April 20, 2001, between Groendyk Manufacturing Company, Inc. and Congress Financial Corporation ("Congress"), recorded on April 25, 2001, as Instrument No. 0102161 in Botetourt County, Virginia, as modified by Modification No.1 and Modification No. 2 to Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, between RBX Industries and Collateral Agent with respect to real property located in Buchanan, Botetourt County, Virginia.

10. Deed to Secure Debt and Security Agreement, dated April 20, 2001, between Rubatex Corporation ("Rubatex") and Congress, recorded in Book 486, Page 206 in Haralson County, Georgia, as modified by Modification No. 1 to Deed to Secure Debt and Security

     Agreement, dated of even date herewith, between RBX Industries and Collateral Agent with respect to real property located in Tallapoosa, Haralson County, Georgia.

11. Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated April 20, 2001, between Rubatex and Congress, recorded on April 25, 2001, as Instrument No. 010004979 in Bedford County, Virginia, as modified by Modification No. 1 to Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, between RBX Industries and Collateral Agent with respect to real property located in Bedford, Virginia.

12. Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated April 20, 2001, between Waltex Corporation and Congress, recorded on April 25, 2001, as Instrument No. 010004981 in Bedford County, Virginia, as modified by Modification No. 1 to Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, between RBX Industries and Collateral Agent with respect to real property located in Bedford, Virginia.

13. Deed of Trust and Security Agreement, dated April 20, 2001, between Rubatex and Congress, recorded in Book 2265, Page 1013 in Catawba County, North Carolina, as modified by Modification No. 1 to Deed of Trust and Security Agreement, dated of even date herewith, between RBX Industries and Collateral Agent with respect to real property located in Conover, Catawba County, North Carolina.

14. Deposit Account Control Agreement, dated of even date herewith, by and among SunTrust Bank, Collateral Agent and Debtor.

                                       B-2